EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122183 and No. 333-27271) of Nestor, Inc. of our report dated March 10, 2006 relating to the 2005 consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ Carlin, Charron & Rosen LLP
Westborough, Massachusetts
April 12, 2006